ICON Leasing Fund Twelve, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER 2015

ICON Leasing Fund Twelve, LLC

Table of Contents

Table of Contents

Introduction to Portfolio Overview	1

Dispositions During the Quarter	1

Dispositions Following the Quarter	2

Portfolio Overview	3

Commentary	5

Performance Analysis	6

Transactions with Related Parties	7

Financial Statements	9

Forward Looking Statements	14

Additional Information	14

ICON Leasing Fund Twelve, LLC
As of January 15, 2016

Introduction to Portfolio Overview

We are pleased to present ICON Leasing Fund Twelve, LLC's (the "Fund") Portfolio Overview for the quarter ended September 30, 2015. References to "we," "us," and "our" are references to the Fund, and references to the "Manager" are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $347,686,947 commencing with its initial offering on May 7, 2007 through the closing of its offering on April 30, 2009.  The Fund entered into its liquidation period on May 1, 2014. During the liquidation period, the Fund began the orderly termination of its operations and has began and will continue to gradually dispose of its assets and/or allow its investments to mature in the ordinary course of business. If our Manager believes it would benefit our members to reinvest the proceeds received from sold or matured investments in additional investments during the liquidation period, our Manager may do so. Our Manager is not paid acquisition fees or management fees for additional investments initiated during the liquidation period, although management fees continue to be paid for investments that were part of our portfolio prior to the commencement of the liquidation period. During the liquidation period, you will receive distributions that are generated from the sale of our assets and the receipt of rental, finance and other income from our investments.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.
Dispositions During the Quarter

The Fund disposed of the following investments during the quarter ended September 30, 2015:

VAS Aero Services, LLC*
Structure:	Loan	Collateral:	Aircraft engines and related parts.
Disposition Date:	7/23/2015
The Fund's Investment:	$2,000,000
Total Proceeds Received:	$1,514,000
*See Commentary

NARL Marketing Inc.
Structure:	Loan	Collateral:	A network of bulk fuel storage terminals, convenience store-type gas stations, including related fuel pumps, storage tanks and real estate.
Disposition Date:	8/6/2015
The Fund's Investment:	$12,000,000
Total Proceeds Received:	$13,380,000

Magnum Coal Company
Structure:	Lease	Collateral:	A Bucyrus Erie model 1570 Dragline.
Disposition Date:	8/26/2015
The Fund's Investment:	$12,461,000
Total Proceeds Received:	$17,005,000

Cenveo Corporation
Structure:	Loan	Collateral:	Printing, folding and packaging equipment used in the production of commercial envelopes.
Disposition Date:	9/30/2015
The Fund's Investment:	$11,000,000
Total Proceeds Received:	$12,716,000

ICON Leasing Fund Twelve, LLC

Dispositions Following the Quarter

The Fund disposed of the following investments after the quarter ended September 30, 2015:

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Disposition Date:	10/29/2015
The Fund's Investment:	$4,985,000
Total Proceeds Received:	$5,602,000

D&T Holdings, LLC
Structure:	Lease	Collateral:	Trucks, trailers, and other equipment.
Disposition Date:	1/14/2016
The Fund's Investment:	$7,320,000
Total Proceeds Received:	$10,023,000

ICON Leasing Fund Twelve, LLC

Portfolio Overview

As of September 30, 2015, our portfolio consisted of the following investments:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Very Large Crude Carriers.
Expiration Date:	3/29/2021
Current Status:	Performing

Far Shipping Pte. Ltd.*
Structure:	Lease	Collateral:	Handy-size container vessel.
Expiration Date:	3/31/2016
Current Status:	Performing

SITC Shipping Group*
Structure:	Lease	Collateral:	Handy-size container vessel.
Expiration Date:	12/19/2016
Current Status:	Performing

*Vessel was previously on charter to Vroon Group B.V.
Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks, blending lines and packaging equipment.
Maturity Date:	8/1/2018
Current Status:	Performing

Murray Energy Corporation
Structure:	Lease	Collateral:	Mining equipment.
Expiration Dates:	9/30/2015
9/30/2017
Current Status:	Performing

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment.
Expiration Date:	2/28/2018
Current Status:	Performing

ICON Leasing Fund Twelve, LLC

Portfolio Overview (continued)

SIVA Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels.
Expiration Dates:	3/28/2022 4/8/2022
Current Status:	Performing

D&T Holdings, LLC
Structure:	Lease	Collateral:	Trucks, trailers and other equipment.
Expiration Date:	12/31/2018
Current Status:	Performing

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel.
Expiration Date:	6/12/2024
Current Status:	Performing

Premier Trailer Leasing, Inc.
Structure:	Loan	Collateral:	Trailers.
Maturity Date:	9/24/2020
Current Status:	Performing

Técnicas Maritimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels.
Maturity Date:	8/27/2019
Current Status:	See Commentary

ICON Leasing Fund Twelve, LLC

Portfolio Overview (continued)

Swiber Holdings Limited
Structure:	Lease	Collateral:	A 300-man accommodation and work barge.
Expiration Date:	3/23/2017
Current Status:	Performing

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore.
Maturity Date:	1/16/2021
Current Status:	See Commentary

Commentary

Jurong Aromatics Corporation Pte. Ltd.
Jurong is a newly constructed $2 billion state-of-the art aromatics plant.  We participated in a subordinated equipment loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., that was part of the $2 billion financing package that included over $500 million in equity from strategic investors that include SK Energy International, Glencore International AG and Vinmar International Ltd.  While the plant was completed on time, a combination of industry headwinds, downturn in commodities and the Chinese economic slowdown has forced the company into receivership, as the company does not have the liquidity to commence operations.  As part of the receivership, we are hoping that there will be a consensual restructuring with the senior lenders, shareholders and trade creditors.  Given the current distressed situation, we have taken a credit reserve that values the asset at 30% of original cost. The Investment Manager believes that a restructuring makes sense and, given the cyclical nature of the industry that Jurong participates in, and the fact that this is the newest and arguably most technologically advanced aromatics plant in the world, if margins follow historical patterns, there is a chance the investment value will recover.

VAS Aero Services, LLC
VAS is an aftermarket aircraft parts supplier to the aviation industry.   In 2011, we, ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. and ICON ECI Fund Fifteen, L.P. made an equipment loan to VAS secured by all of VAS' equipment.  Starting in 2012, management made some missteps, specifically by leveraging to purchase several used aircraft engines that it had anticipated would have significant market value when parted out.  However, the demand never materialized, as many airlines simply invested in new aircraft and engines at this time, leaving VAS with inflated inventory levels and insufficient working capital.  After months of working with the other lenders as well as the sponsor, the Investment Manager decided to sell its exposure back to the company at a loss, rather than risk a much larger loss in a Chapter 11.
Técnicas Marítimas Avanzadas, S.A. de C.V.
On August 27, 2014, ICON advanced TMA a senior secured facility of USD 29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured 1st lien and 2nd lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured 1st lien tranche of USD 66,000,000 was funded by an unrelated third party and ICON's original loan of USD 29,000,000 was converted to the senior secured 2nd lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.
On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result of such default, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  The interest on ICON's tranche is currently being capitalized.  By January 2016, each of the four vessels had commenced employment. ICON is currently working with the senior lender and TMA to amend the facility agreement and expects to start receiving payments in the near future.

ICON Leasing Fund Twelve, LLC

Performance Analysis

Capital Invested as of September 30, 2015	$490,644,795
Leverage Ratio	0.44:1*
% of Receivables Collected for the Quarter Ended September 30, 2015	86.11%**
*    Leverage ratio is defined as total liabilities divided by total equity.
** Collections as of December 31, 2015. The uncollected receivables relate to our investment with Técnicas Maritimas Avanzadas, S.A. de C.V. and Jurong Aromatics Corporation Pte. Ltd.

One of our objectives is to provide cash distributions to our members.  In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations.  We refer to this financial measure as cash available from our business operations, or CABO.

CABO is not equivalent to our net operating income or loss as determined under GAAP.  Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to members and investments made during such period, less the debt proceeds used to make such investments, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

We believe that CABO may be an appropriate supplemental measure of an equipment fund's performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund's ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful.  CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity.  CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to members, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make Investments and Distributions to Members

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations.  By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement
+ distributions to Members during the period
+ investments made during the period
- debt proceeds to be specifically used to make an investment
- net proceeds from the sale of Interests during the period
= CABO

ICON Leasing Fund Twelve, LLC

Performance Analysis (continued)

	Cash Available From Business Operations
	for the Period January 1, 2015 through September 30, 2015

	Cash balance at January 1, 2015	$15,410,563
	Cash balance at September 30, 2015	$19,039,289

	Net change in cash		$3,628,726

	Add Back:
	Distributions paid to members from January 1, 2015 through September 30, 2015		$22,964,518

	Investments made during the period
	Investment in joint ventures	$14,170
	Investment by noncontrolling interests	$(57,826)
			$(43,656)

	Cash Available from Business Operations (CABO)		$26,549,588	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

Transactions with Related Parties

We entered into certain agreements with our Manager and CĪON Securities, LLC, formerly known as ICON Securities, LLC ("CĪON Securities"), a wholly-owned subsidiary of our Manager and our dealer manager for our offering, whereby we pay or paid certain fees and reimbursements to those parties.  Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% of capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000, 1.5% of capital raised between $100,000,001 and $200,000,000, 1.0% of capital raised between $200,000,001 and $250,000,000 and 0.5% of capital raised over $250,000,000.  CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.
In accordance with the terms of our limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period, of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments.
Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.
Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds. We paid distributions to our Manager of $52,627 and $229,646 for the three and nine months ended September 30, 2015, respectively. We paid distributions to our Manager of $63,786 and $191,338 for the three and nine months ended September 30, 2014, respectively. Additionally, our Manager's interest in the net loss attributable to us was $123,094 and $206,006 for the three and nine months ended September 30, 2015, respectively. Our Manager's interest in the net income attributable to us was $19,715 and $605,773 for the three and nine months ended September 30, 2014, respectively.

ICON Leasing Fund Twelve, LLC

Transactions with Related Parties (continued)

Fees and other expenses incurred by us to our Manager or its affiliates were as follows:

				Three Months Ended		Nine Months Ended
				September 30,		September 30,
Entity	Capacity	Description		2015	2014	2015	2014
ICON Capital, LLC	Manager	Acquisition fees	(1)	$-	$-	$-	$3,884,570
ICON Capital, LLC	Manager	Management fees	(2)	431,142	461,974	1,135,442	1,600,725
ICON Capital, LLC	Manager	Administrative expense
		reimbursements	(2)	316,839	519,915	1,068,138	1,649,014
				$747,981	$981,889	$2,203,580	$7,134,309

(1)		Amount capitalized and amortized to operations.
(2)		Amount charged directly to operations.
At September 30, 2015 and December 31, 2014, we had a net payable due to our Manager and affiliates of $289,253 and $2,798,414, respectively, primarily related to administrative expense reimbursements. During the three months ended September 30, 2015, we settled our related party receivable of $142,500 due from a joint venture owned 25% by us and 75% by Fund Fourteen by converting it into an additional contribution to the joint venture. Our and Fund Fourteen's proportionate ownership in the joint venture did not change as a result of this conversion. The administrative expense reimbursements incurred during the year ended December 31, 2014 included approximately $2,100,000 of professional fees and other costs in connection with our Manager's proposed sale of our assets during our liquidation period. Our Manager may continue to incur additional professional fees and costs on our behalf as it continues to pursue the sale of our assets in one or more strategic transactions.
Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Twelve, LLC

Financial Statements
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$19,039,289	$15,410,563
Current portion of net investment in notes receivable	4,688,843	6,482,004
Current portion of net investment in finance leases	6,934,883	12,142,423
Other current assets	2,197,459	620,599
Total current assets	32,860,474	34,655,589
Non-current assets:
Net investment in notes receivable, less current portion	28,825,596	52,238,006
Net investment in finance leases, less current portion	56,033,723	62,143,299
Leased equipment at cost (less accumulated depreciation of
$23,687,251 and $18,430,584, respectively)	67,495,108	72,751,775
Vessels (less accumulated depreciation of
$2,573,095 and $1,286,547, respectively)	6,540,000	18,266,677
Investment in joint ventures	14,286,198	25,235,827
Other non-current assets	2,744,045	2,138,020
Total non-current assets	175,924,670	232,773,604
Total assets	$208,785,144	$267,429,193
Liabilities and Equity
Current liabilities:
Current portion of non-recourse long-term debt	$6,245,085	$7,332,765
Deferred revenue	149,381	167,813
Due to Manager and affiliates, net	289,253	2,798,414
Accrued expenses and other current liabilities	1,350,421	1,941,246
Total current liabilities	8,034,140	12,240,238
Non-current liabilities:
Non-recourse long-term debt, less current portion	43,380,654	51,863,021
Seller's credits	12,631,291	12,295,998
Other non-current liabilities	150,000	150,000
Total non-current liabilities	56,161,945	64,309,019
Total liabilities	64,196,085	76,549,257

Commitments and contingencies

Equity:
Members' equity:
Additional members	119,830,644	162,960,082
Manager	(1,900,895)	(1,465,243)
Total members' equity	117,929,749	161,494,839
Noncontrolling interests	26,659,310	29,385,097
Total equity	144,589,059	190,879,936
Total liabilities and equity	$208,785,144	$267,429,193

ICON Leasing Fund Twelve, LLC

Financial Statements
(A Delaware Limited Liability Company)
Consolidated Statements of Comprehensive (Loss) Income (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue and other income:
Finance income	$3,546,182	$3,537,229	$10,709,698	$65,475,976
Rental income	3,532,157	3,570,323	10,596,472	10,211,322
Time charter revenue	1,219,751	1,362,719	4,184,849	2,823,586
(Loss) income from investment in joint ventures	(3,668,760)	850,244	(10,351,311)	2,694,594
Loss on lease termination	-	-	-	(18,800)
Total revenue and other income	4,629,330	9,320,515	15,139,708	81,186,678
Expenses:
Management fees	431,142	461,974	1,135,442	1,600,725
Administrative expense reimbursements	316,839	519,915	1,068,138	1,649,014
General and administrative	553,965	539,439	2,077,060	2,113,504
Interest	1,020,040	1,125,819	3,100,451	4,109,040
Depreciation	2,180,691	1,831,701	6,543,215	4,945,855
Credit loss, net	-	-	4,848,978	-
Impairment loss	10,440,129	70,412	10,440,129	70,412
Vessel operating	999,825	1,713,438	3,420,581	3,083,110
Loss on derivative financial instruments	-	43,126	-	372,316
Total expenses	15,942,631	6,305,824	32,633,994	17,943,976
Net (loss) income	(11,313,301)	3,014,691	(17,494,286)	63,242,702
Less: net income attributable to noncontrolling interests	996,098	1,043,190	3,106,286	2,665,352
Net (loss) income attributable to Fund Twelve	(12,309,399)	1,971,501	(20,600,572)	60,577,350

Other comprehensive income:
Change in fair value of derivative financial instruments	-	-	-	282,919
Reclassification adjustment for losses on derivative
financial instruments due to early termination	-	-	-	346,668
Currency translation adjustment during the period	-	21	-	14
Total other comprehensive income	-	21	-	629,601
Comprehensive (loss) income	(11,313,301)	3,014,712	(17,494,286)	63,872,303
Less: comprehensive income attributable to noncontrolling interests	996,098	1,043,190	3,106,286	2,665,352
Comprehensive (loss) income attributable to Fund Twelve	$(12,309,399)	$1,971,522	$(20,600,572)	$61,206,951

Net (loss) income attributable to Fund Twelve allocable to:
Additional members	$(12,186,305)	$1,951,786	$(20,394,566)	$59,971,577
Manager	(123,094)	19,715	(206,006)	605,773
	$(12,309,399)	$1,971,501	$(20,600,572)	$60,577,350
Weighted average number of additional shares of limited liability
company interests outstanding	348,335	348,335	348,335	348,335
Net (loss) income attributable to Fund Twelve per weighted average
additional share of limited liability company interests outstanding	$(34.98)	$5.60	$(58.55)	$172.17

ICON Leasing Fund Twelve, LLC

Financial Statements
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional
	Shares of
	Limited Liability			Total
	Company	Additional		Members'	Noncontrolling	Total
	Interests	Members	Manager	Equity	Interests	Equity
Balance, December 31, 2014	348,335	$162,960,082	$(1,465,243)	$161,494,839	$29,385,097	$190,879,936
Net income	-	1,299,852	13,130	1,312,982	1,031,122	2,344,104
Distributions	-	(11,209,831)	(113,231)	(11,323,062)	(2,099,276)	(13,422,338)
Balance, March 31, 2015 (unaudited)	348,335	153,050,103	(1,565,344)	151,484,759	28,316,943	179,801,702
Net (loss) income	-	(9,508,113)	(96,042)	(9,604,155)	1,079,066	(8,525,089)
Distributions	-	(6,315,016)	(63,788)	(6,378,804)	(1,706,373)	(8,085,177)
Investment by noncontrolling interests	-	-	-	-	57,826	57,826
Balance, June 30, 2015 (unaudited)	348,335	137,226,974	(1,725,174)	135,501,800	27,747,462	163,249,262
Net (loss) income	-	(12,186,305)	(123,094)	(12,309,399)	996,098	(11,313,301)
Distributions	-	(5,210,025)	(52,627)	(5,262,652)	(2,084,250)	(7,346,902)
Balance, September 30, 2015 (unaudited)	348,335	$119,830,644	$(1,900,895)	$117,929,749	$26,659,310	$144,589,059

ICON Leasing Fund Twelve, LLC

Financial Statements
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(17,494,286)	$63,242,702
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Finance income	(5,186,090)	(61,455,315)
Rental income paid directly to lenders by lessees	-	(1,088,550)
Loss (income) from investment in joint ventures	10,351,311	(2,694,594)
Depreciation	6,543,215	4,945,855
Interest expense on non-recourse financing paid directly to lenders by lessees	-	63,647
Interest expense from amortization of debt financing costs	134,268	559,396
Net accretion of seller's credits	335,293	721,432
Impairment loss	10,440,129	70,412
Credit loss, net	4,848,978	-
Net loss on lease termination	-	18,800
Loss on derivative financial instruments	-	562,577
Changes in operating assets and liabilities:
Collection of finance leases	12,152,798	16,582,396
Other assets	(2,317,153)	(809,274)
Accrued expenses and other current liabilities	(590,825)	535,658
Deferred revenue	(18,432)	(484,275)
Interest rate swaps	-	(693,647)
Due to Manager and affiliates, net	(2,651,661)	(466,250)
Distributions from joint ventures	85,420	212,517
Net cash provided by operating activities	16,632,965	19,823,487
Cash flows from investing activities:
Purchase of equipment	-	(65,584,650)
Proceeds from exercise of purchase options	144,521	106,964,516
Investment in joint ventures	(14,170)	(28,653)
Distributions received from joint ventures in excess of profits	669,568	2,434,390
Investment in notes receivable, net	-	(38,447,586)
Principal received on notes receivable	24,562,480	34,325,733
Net cash provided by investing activities	25,362,399	39,663,750
Cash flows from financing activities:
Proceeds from non-recourse long-term debt	-	7,500,000
Repayment of non-recourse long-term debt	(9,570,047)	(51,596,679)
Proceeds from revolving line of credit, recourse	-	10,000,000
Payment of debt financing costs	-	(400,000)
Repayment of seller's credits	-	(210,000)
Investment by noncontrolling interests	57,826	19,537,056
Distributions to noncontrolling interests	(5,889,899)	(4,921,691)
Distributions to members	(22,964,518)	(19,133,787)
Net cash used in financing activities	(38,366,638)	(39,225,101)
Effects of exchange rates on cash and cash equivalents	-	14
Net increase in cash and cash equivalents	3,628,726	20,262,150
Cash and cash equivalents, beginning of period	15,410,563	13,985,307
Cash and cash equivalents, end of period	$19,039,289	$34,247,457

ICON Leasing Fund Twelve, LLC

Financial Statements
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows (unaudited) (continued)

	Nine Months Ended September 30,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,650,246	$3,222,383
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$-	$1,088,550
Vessels purchased with non-recourse long-term debt paid directly to seller	$-	$50,800,000
Vessels purchased with subordinated non-recourse financing provided by seller	$-	$6,986,691
Satisfaction of seller's credits netted at sale	$-	$40,863,178
Reclassification of leased equipment to Vessels	$-	$19,190,776
Debt financing costs netted at funding	$-	$520,800
Investment by noncontrolling interests	$-	$885,593
Equipment purchased with remarketing liability	$-	$68,282
Interest reserve net against principal repayment of note receivable	$-	$206,250
Balance due from equity investee deemed contribution in investment in joint venture	$142,500	$-

ICON Leasing Fund Twelve, LLC
Forward Looking Statements
Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA").  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the "safe harbor" provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as "may," "will," "could," "anticipate," "believe," "estimate," "expect," "continue," "further," "plan," "seek," "intend," "predict" or "project" and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

"Total Proceeds Received," as referenced in the section entitled Dispositions During the Quarter and Dispositions Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:
·	Visiting www.iconinvestments.com, or
·	Visiting www.sec.gov, or
·	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.